EXHIBIT 99.1

PRESS RELEASE

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates, Inc.
Leslie J. Browne, Ph.D.	Anne Marie Fields
President & Chief Executive Officer	afields@lhai.com
(732) 296-8400	(212) 838-3777

SENESCO TECHNOLOGIES REPORTS FIRST QUARTER FISCAL 2011 FINANCIAL RESULTS

NEW BRUNSWICK, N.J. (November 15, 2010) – Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) today reported financial results for the first quarter ended September 30, 2010 of fiscal year 2011.

Highlights of the fiscal first quarter and recent weeks include:

•	Granted $244,479 in immediately available funds from the U.S. government under the Qualified Therapeutic Discovery Project (“QTDP”) in connection with the Company’s multiple myeloma program

•
Received a letter from the NYSE Amex LLC (the “Exchange”) informing the Company that it has resolved the continued listing deficiency with respect to the Exchange’s requirement for minimum stockholders equity of $6,000,000.

"Fiscal 2011 has gotten off to a strong start with the QTDP award of nearly a quarter million dollars to support the continued development of SNS01-T, our lead therapeutic candidate for the treatment of multiple myeloma, as well as the resolution of compliance matters with the Exchange,” said Leslie J. Browne, Ph.D., President and CEO of Senesco.

“With our toxicology studies nearing completion, we remain on track to submit an Investigational New Drug application with the U.S. Food and Drug Administration by calendar year end in order to begin a Phase 1b/2a study with SNS01-T.  We expect to begin patient dosing in the first half of 2011 at the Mayo Clinic in Rochester, Minnesota.  We are very excited to advance our clinical plans to address the continuing patient needs in this orphan indication,” added Dr. Browne.

First Quarter Fiscal 2011 Financial Results

There was no revenue for the three months ended September 30, 2010 and September 30, 2009.

Research and development expenses for the first quarter of fiscal 2011 were $1,536,507, compared with $488,759 for the first quarter of fiscal 2010.  The increase was primarily due to the additional costs incurred in connection with the Company’s development of SNS01-T for multiple myeloma.

General and administrative expenses for first quarter of fiscal 2011 were $668,884, compared with $494,955 for the first quarter of fiscal 2010.  The increase was primarily due to higher stock-based compensation expense associated with warrants granted to consultants and an additional $93,500 of stock-based compensation in connection with the achievement of a milestone related to its long-term incentive plan.

The loss applicable to common shares for the first quarter of fiscal 2011 was $2,015,476 or $0.05 per share, compared with a net loss of $189,296 or $0.01 per share for the first quarter of fiscal 2010.  The higher net loss is primarily the result of a decrease in net other non-operating, non-cash income and an increase in research and development costs.

As of September 30, 2010 Senesco had cash and cash equivalents of $6,290,995, compared with $8,026,296 as of June 30, 2010.  The Company believes that its cash resources are sufficient to fund the current business plan for at least the next 12 months from September 30, 2010.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis.  Accelerating apoptosis may have application in treating cancer, while delaying apoptosis may have application in certain inflammatory and ischemic diseases.  The Company is preparing to initiate a human clinical trial in multiple myeloma with its lead therapeutic candidate SNS01-T.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology, and is entitled to earn research and development milestones and royalties should its gene-regulating platform technology be incorporated into its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to continue to comply with the continued listing standards of the NYSE/AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

-Tables to Follow-

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
 CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2010	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,290,995	$8,026,296
Prepaid research supplies and expenses	990,696	1,304,795

Total Current Assets	7,281,691	9,331,091

Equipment, furniture and fixtures, net	5,879	4,554
Intangibles, net	4,662,960	4,568,895
Deferred income tax assets, net	-	-
Security deposit	7,187	7,187

TOTAL ASSETS	$11,957,717	$13,911,727

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$494,365	$557,420
Accrued expenses	744,497	576,857
Line of credit	2,194,844	2,194,844
Deferred rent	6,045	-

Total Current Liabilities	3,439,751	3,329,121

Warrant liabilities ($15,587 and $490,438 to related parties, respectively)	1,207,452	2,493,794
Grant payable	99,728	99,728
Deferred rent	-	8,060

TOTAL LIABILITIES	4,746,931	5,930,703

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 4,852 and 8,035 shares outstanding, respectively	49	80
(liquidation preference of $5,094,600 and $8,235,875
at September 30, 2010 and June 30, 2010, respectively)
Series B 1,200 shares issued and outstanding	12	12
(liquidation preference of $1,240,000 and $1,210,000
at September 30, 2010 and June 30, 2010, respectively)
Common stock, $0.01 par value, authorized 250,000,000 shares,
issued and outstanding 64,302,322 and 50,092,204, respectively	643,022	500,922
Capital in excess of par	60,430,744	58,321,169
Deficit accumulated during the development stage	(53,863,041)	(50,841,159)

Total Stockholders' Equity	7,210,786	7,981,024

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,957,717	$13,911,727

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

			Cumulative
	Three months ended September 30,		Amounts from
	2010	2009	Inception
Revenue	$-	$-	$1,590,000

Operating expenses:
General and administrative	668,884	494,955	26,949,195
Research and development	1,536,507	488,759	16,485,471
Total operating expenses	2,205,391	983,714	43,434,666

Loss from operations	(2,205,391)	(983,714)	(41,844,666)

Other non-operating income (expense)

Fair value – warrant liability	319,476	1,888,133	7,567,904

Sale of state income tax loss – net	-	-	586,442

Other noncash (expense) income, net	(111,265)	-	209,994

Loss on extinguishment of debt	-	(86,532)	(361,877)

Amortization of debt discount and financing costs	-	(807,914)	(11,227,870)

Interest expense – convertible notes	-	(199,616)	(2,027,930)

Interest (expense) income - net	(18,296)	347	480,882

Net loss	(2,015,476)	(189,296)	(46,617,121)

Preferred dividends	(1,006,406)	-	(7,245,920)

Loss applicable to common shares	$(3,021,882)	$(189,296)	$(53,863,041)

Basic and diluted net loss per common share	$(0.05)	$(0.01)

Basic and diluted weighted-average number
of common shares outstanding	56,930,150	22,046,718

See Notes to Condensed Consolidated Financial Statements

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